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                  PARK PLACE ENTERTAINMENT CORPORATION
                        SIGNIFICANT SUBSIDIARIES


PARBALL CORPORATION  a Nevada corporation

BI GAMING CORPORATION  a Nevada corporation

CAESARS WORLD, INC.  a Florida corporation

GRAND CASINOS, INC.  a Minnesota corporation

BALLY'S MIDWEST CASINO, INC.  a Delaware corporation

SHERATON TUNICA CORPORATION  a Delaware corporation

PARK PLACE ENTERTAINMENT SCOTIA LIMITED  a Nova Scotia corporation

PARK PLACE CANADA HOLDING INC.  a Nevada corporation

BALLY'S PARK PLACE, INC.  a New Jersey corporation

FLAMINGO HILTON-LAUGHLIN,INC.  a Nevada corporation

FHR CORPORATION  a Nevada

LVH CORPORATION  a Nevada corporation

GNOC, CORP.  a New Jersey corporation

ATLANTIC CITY COUNTRY CLUB, INC.  a New Jersey corporation

BALLY'S MARYLAND, INC.  a Maryland corporation

BALLY'S LOUISIANA, INC.  an Illinois corporation

BALLY'S TUNICA, INC.  a Mississippi corporation

GRAND CASINOS OF MISSISSIPPI L.L.C. - GULFPORT  a Mississippi corporation

GRAND CASINOS OF MISSISSIPPI, INC. -BILOXI  a Minnesota corporation

BL DEVELOPMENT CORP.  a Minnesota corporation

CAESARS PALACE CORPORATION  a Delaware corporation

DESERT PALACE, INC.  a Nevada corporation

ROMAN HOLDING CORPORATION OF INDIANA   an Indiana corporation

CAESARS NEW JERSEY, INC.  a New Jersey corporation

BOARDWALK REGENCY CORPORATION  a New Jersey corporation

CAESARS SOUTH AFRICA, INC.  a Nevada corporation